                            PCS MARKETING AGREEMENT

THIS PCS MARKETING AGREEMENT ("Agreement") is entered into as of the 26th day of April, 1996 by and between Advanced Radio Telecom Corporation, a Delaware corporation with offices located at 500 108th Avenue NE, Suite 2600, Bellevue, WA 98006 ("ART"), and Harris Corporation, Farinon Division, a Delaware corporation, with offices located at 330 Twin Dolphin Drive, Redwood Shores, CA 94065 ("Harris").

WHEREAS ART and Harris wish to develop new business opportunities in the emerging Personal Communications Services ("PCS") marketplace for the provision of both 38 GHz services and equipment; and

WHEREAS ART has acquired authorizations at 38 GHz in certain markets in the United States; and

WHEREAS Harris desires to include ART's 38 GHz services   Right-of -Use of its
38 Ghz frequencies and associated coordination services as well as installation and network monitoring, field services in conjunction with its sales of 38 GHz equipment to the PCS marketplace;

WHEREAS Harris desires, as a secondary approach to direct sales of it's microwave radio , to promote ART's leased services to the PCS market.

NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, ART and Harris, intending to be legally bound, hereby agree as follows:

1.0 EFFECTIVE DATE; RELATED SUPPLY AGREEMENT. The Effective Date of this Agreement shall be the date of execution by the parties, provided, however, that the rights and obligations of the parties hereunder shall not become effective unless and until the parties have executed a definitive supply agreement ("Purchase Agreement") for 38 GHz equipment as contemplated by Version 2 of a Letter of Intent executed by ART and Harris and dated February 22, 1996.

2.0    TERM OF AGREEMENT, RENEWAL AND TERMINATION.  Subject to the provisions of
Section 1.0 hereof, the term of this Agreement begins on the Effective Date and shall continue in effect for one (1) year from the Effective Date ("Initial Term"). The Agreement shall automatically renew after the Initial Term for successive periods of one (1) year (each successive period a "Renewal Term") unless one of the parties gives written notice not to renew no later than sixty
(60) days prior to the scheduled date of expiration of the Initial Term or any subsequent Renewal Term. The parties acknowledge and agree that failure of either party to give notice of termination shall give rise to a conclusive presumption that the Agreement is to be renewed pursuant to this Section 2.0. A party may terminate this Agreement:

       (a) upon notice in writing delivered to the other party, in the event that the other party breaches any material term, condition or covenant hereof if the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party;

     (b) upon notice in writing delivered to the other party, in the event that the other party breaches any material term, condition or covenant of the Purchase Agreement referenced in Section 1.0 above and the other party fails to cure any default or breach within thirty (30) days of receipt of written notice of such breach from the non-breaching party; or

       (c) upon notice in writing delivered to the other party in the event that the other party has caused the Purchase Agreement referenced in Section 1.0 above to be terminated; or

       (d) at any time by providing ninety (90) days written notice to the other party.

      2.1 PROVISIONS OF TERMINATION FOR OPERATING FREQUENCIES: In the event of termination of this agreement under the terms and conditions outlined in section 2.0, all Right of Use of ART's frequencies purchased from Harris prior the effective date of the termination shall remain in effect for the time period agreed in section 3.0. Harris agrees, for the remaining period that the Right of Use is in effect, to pay to ART the annual coordination fees specified in section 5.2.

3.0 RIGHTS GRANTED TO HARRIS. During the Initial Term and any Renewal Term of this Agreement, and subject to the terms and conditions of this Agreement, ART hereby grants to Harris a non-transferable non-exclusive right to use ("Right of Use") 38 GHz authorizations which ART owns or otherwise controls for a period not exceeding 10 years. (as shown in Exhibit A attached hereto). Not withstanding the forgoing, Harris may transfers to the PCS End User the rights contained in this paragraph, provided that the PCS End User agrees in writing to the terms and conditions of this agreement that are applicable to it. The Right of Use granted to Harris hereunder shall be limited to Harris's 38 GHz equipment sales to the PCS market. Harris covenants and agrees that, during the term of this Agreement, it will not offer or promote alternate 38 GHz T1 leased services from any other provider of 38 GHz service to any PCS accounts identified in Exhibit B hereto. In consideration for the grant of the Right of Use, Harris shall pay ART the fees identified in Section 5.1 hereof.

        3.1 COVENANT WITH RESPECT TO RIGHT OF USE. ART covenants and agrees to take all necessary action to comply with FCC rules and regulations governing the Right of Use granted to Harris hereunder. ART shall be responsible for resolving all regulatory and channel conflict issues concerning the Right of Use.

4.0    SERVICES PROVIDED BY ART.

       4.1  FREQUENCY COORDINATION.   In addition to the Rights of Use granted
to Harris under Section 3.0 hereof, ART shall also provide Harris with channel conflict assessment services ("Frequency Coordination") for links sold by Harris to the PCS market. Harris shall notify ART at least 15 working days prior to each shipment made under this agreement, and ART shall be solely responsible for Frequency Coordination and provide to Harris the frequency assignment within 5 business days of Harris notification to ART, including the assignment of the frequency to be used by the end-user and avoidance of channel conflicts. In consideration for these services, Harris shall pay ART the fees identified in
Section 5.2 hereof.

       4.2  INSTALLATION AND NETWORKING MONITORING, FIELD SERVICE/RESTORAL   In
addition to the Rights of Use granted to Harris under Section 3.0 hereof, ART shall also provide Harris installation and network monitoring, field service/restoral services as defined in EXHIBIT E and EXHIBIT F, respectively hereto. In connection with the provision of such network monitoring, field service/restoral and installation services, Harris shall provide ART with installation and workmanship standards training, as identified in EXHIBIT D hereto, at no charge to ART.

       4.3 LIMITED WARRANTY: ART warrants that the installation, Network Monitoring and Field Service/Restoral services to be provided by ART pursuant to this Agreement will be performed in a good and substantial workmanlike manner in accordance with the performance requirements hereunder, generally prescribed industry standards and, when applicable, in accordance with manufacturers instructions and specifications. The warranty granted under
Section 4.3 with respect to ART's Installation services shall be for a period of one (1) year from the date of Installation of any equipment.

       4.4 LIMITATION OF LIABILITY: OTHER THAN AS SET FORTH IN SECTION 4.3 HEREIN, ART MAKES NO WARRANTIES OF ANY KIND WITH RESPECT TO THIS AGREEMENT WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION. EXCEPT FOR CREDITS FOR OUTAGES AS DESCRIBED IN SECTION 11, ART SHALL NOT BE LIABLE FOR ANY CLAIM OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ACTIONS, DAMAGES, DEMANDS, JUDGMENTS, LOSSES, COSTS, EXPENSES, LIABILITIES, AND LOSS OF MONIES ARISING OUT OF THIS AGREEMENT OR THE PERFORMANCE THEREOF, WHETHER BASED ON CONTRACT, WARRANTY, TORT INCLUDING NEGLIGENCE, MISTAKE, ERROR, MISCONDUCT, INTERRUPTION, DELAY, DEFECT OR OTHERWISE OF ART, ITS EMPLOYEES, AGENTS, CONTRACTORS, OR SUB-CONTRACTORS, OR AFFILIATED COMPANIES, INCLUDING BUT NOT LIMITED TO SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, LOSS OF REVENUE OR PROFIT, LOSS OF USE OF ANY PROPERTY, COST OF SUBSTITUTE PERFORMANCE, EQUIPMENT OR SERVICES, COST OF CAPITAL DOWNTIME COSTS AND CLAIMS OF THE CUSTOMER FOR DAMAGES.

       4.5 EFFECT OF TARIFFS: SERVICES SHALL BE PROVIDED BY ART TO HARRIS PURSUANT TO THE TERMS AND CONDITIONS SET FORTH HEREIN, AND IN THE APPLICABLE TARIFFS ON FILE WITH THE FEDERAL COMMUNICATIONS COMMISSION AND RELEVANT STATE UTILITY COMMISSIONS. THE TERMS AND CONDITIONS OF THOSE TARIFFS, AS AMENDED FROM TIME TO TIME, CONTROL THE PARTIES' OBLIGATIONS NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN.

            [Section 5 omitted due to confidential treatement]

6.0 BETA TRIALS. ART shall provide Harris Rights of Use and Frequency Coordination Services for a period of sixty (60) days without any obligation of Harris to pay a Rights of Use fee for the frequency channels solely for the purpose of conducting two (2) BETA trials, with each trial consisting of one Harris client and one link . The specific location of these trials shall be subject to the mutual agreement of ART and Harris. All costs associated with installation, including, but not limited to, site specific equipment and materials and field service during the BETA trial period shall be borne by Harris. ART shall bear its own personnel and travel-related costs associated with the site survey and installation in connection with the two BETA trials.

7.0 SALES FORECAST: Harris shall provide ART with 38 GHz radio link sales forecasts, which shall serve as a basis to establish pricing levels outlined in section 5.1. Harris' initial forecast is attached hereto as EXHIBIT C. Unless otherwise agreed by the parties, future forecasts shall be provided by Harris on a quarterly basis.

8.0 RELATIONSHIP OF THE PARTIES; NO AGENCY OR PARTNERSHIP. Each party is an independent business entity and will perform its obligations hereunder as an independent contractor. It is agreed and understood that neither party is an agent, employee or legal representative of the other, and has no authority to bind the other in any way. Nothing in this Agreement shall be deemed to constitute ART and Harris as partners, joint ventures, or otherwise associated in or with the business of the other, and neither party shall be liable for the debts, accounts, obligations or other liabilities of the other party, its agents or employees. Neither party is authorized to incur debts or other obligations of any kind on the part of or as agent for the other except as may be specifically authorized herein.

9.0 INTELLECTUAL PROPERTY. Except as may be expressly authorized by this Agreement or by separate written agreement between the parties, nothing herein shall grant either party a license to use the trademarks, service marks or trade names of the other party, its affiliates and/or suppliers or licensers. All intellectual property shall remain the exclusive property of the party owning or controlling such intellectual property.

10.0 CONFIDENTIALITY AND NON-DISCLOSURE. In connection with this Agreement, each party may disclose or otherwise make available certain data or information to the other party, which data or information the disclosing party considers to be confidential and proprietary. As used herein, "Confidential Information," means any non-public information, including customer and vendor lists, business plans and proposals, financial information, marketing information, problem solving methods, implementation steps, know-how, technology, trade secrets and drawings and renderings related to each party's ongoing and proposed businesses, products and services (including installation and training services) which is being provided or which has been provided to the receiving party by the disclosing party, or which is obtained by the receiving party from its meetings and contacts with the disclosing party, or any information derived by receiving party from information so provided or obtained. Confidential Information includes all written or electronically recorded materials identified and marked as confidential or proprietary or which on their face appear to be confidential or proprietary, and oral disclosures of Confidential Information by the disclosing party which are identified as confidential or proprietary at the time of such oral disclosure. Confidential Information does not include any of the following: (a) information that is in or becomes part of the public domain without violation of this Agreement by the receiving party; (b) information that was known to or in the possession of the receiving party on a non-confidential basis prior to the disclosure thereof to the receiving party by the disclosing party; (c) information that was developed independently by the receiving party's employees, which employees have had no access to the
Confidential Information;   (d) information that is disclosed to the receiving
party by a third party under no obligation of confidentiality to the disclosing party and without violation of this Agreement by the receiving party; or (e) is authorized by the disclosing party in writing for disclosure or release by the receiving party. The parties agree: (a) to treat and keep as confidential and proprietary all Confidential Information disclosed by the other party; (b) to advise each employee to whom any Confidential Information is to be made available of the confidential nature of such Confidential Information and of the terms of this Agreement; (c) to promptly return to the disclosing party (or its designees), upon the disclosing party's request, all Confidential Information and all copies thereof. The receiving party shall have discharged its obligation to safeguard the Confidential Information received hereunder only if it has exercised the same degree of care as it uses to protect its own proprietary information of like importance.

11.0   INDEMNIFICATION.

       11.1 INDEMNIFICATION OF ART BY HARRIS. Harris shall indemnify ART against, and hold ART harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with this Agreement for personal injury or damage to tangible property, or in connection with the use or exercise by Harris of the Right of Use, caused by the negligent acts or willful omissions of Harris or Harris's employees, agents or invitees. In no event shall ART's employees, agents or invitees be deemed to be employees, agents or invitees of Harris.

       11.2 INDEMNIFICATION OF HARRIS BY ART. ART shall indemnify Harris against, and hold Harris harmless from all liabilities, demands, claims, damages, losses, demands, costs, judgments and expenses (including reasonable attorneys' fees) arising out of or in connection with this Agreement for personal injury or damage to tangible property, or in connection with the use or exercise by Harris of the Right of Use, caused by the negligent acts or willful omissions of ART or ART's employees, agents or invitees. In no event shall Harris's employees, agents or invitees be deemed to be employees, agents or invitees of ART.

       11.3 DUTY TO NOTIFY AND ASSIST. If any claim arises to which the provisions of this Section may be applicable, the party against whom such claim is made shall notify the other party immediately upon learning of the claim. If it appears that the other party may be obligated to provide indemnification as a result of such claim, the other party, in its discretion, may settle or compromise the claim or retain counsel of its own choosing and control and prosecute the defense against such claim. In no event shall the party against whom the claim is asserted have the right to pay, settle or compromise such claim without the prior written consent of the party who may be obligated to indemnify under this Section, and the parties hereto agree that they will not unreasonably withhold consent to such consent to payment, settlement or compromise. The party against whom the claim is asserted shall provide the other party such assistance as may be reasonable in the defense and disposition of such claim.

NOTICES. All notices, demands or other communications which are required or may be given under this Agreement shall be given or made in writing, and shall be delivered personally or by overnight air courier or first class certified or registered mail, return receipt requested and postage prepaid to the persons and addresses listed below, or to such other persons and/or address as the party to whom notice is to be given has furnished to the other party. Each such notice, demand or other communication shall, simultaneously with its being delivered to the courier or messenger for delivery or placed in the mail, be sent by facsimile or comparable electronic means. All notices and other communications hereunder shall be deemed to have been given: (a) on the date of delivery if personally delivered or, if not delivered on a business day, the first business day thereafter; (b) on the first business day after the date sent if sent by overnight air courier; or (c) on the fifth business day after the date sent if sent by mail.

If to ART:                                        If to Harris:
Steven D. Comrie                                  Don Fenn
President                                         Contracts Manager
500-108th Ave NE, Ste 2600                        330 Twin Dolphin Drive
Bellevue, WA 98004                                Redwood Shores CA, 94065
206-688-8700                                      415-594-3000

Copy to:
W. Theodore Pierson, Jr.
Executive Vice President and General Counsel
1667 K Street, NW, Ste 801
Washington, DC 20006
202-466-5278

13.0 SURVIVAL. It is expressly agreed that the provisions of Sections 5, 10, 11, 12, 17 and 18 shall survive any termination of this Agreement and shall be and remain valid, binding and enforceable after any such termination according to their terms.

14.0 ASSIGNMENT; BINDING EFFECT. Neither party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other party hereto. Any attempted assignment without written consent will be void. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

15.0 SEVERABILITY. If any portion of this Agreement is held to be invalid by a court of competent jurisdiction, that provision shall become ineffective and unenforceable. The parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision that most closely approximates the effect and intent of the invalid provision.

16.0 FORCE MAJEURE: NEITHER PARTY SHALL BE LIABLE FOR DELAYS IN PERFORMANCE, OR FAILURE TO PERFORM, THIS AGREEMENT OR ANY OBLIGATIONS HEREUNDER, WHICH ARE ATTRIBUTABLE TO CAUSES BEYOND ITS REASONABLE CONTROL, INCLUDING BUT NOT LIMITED TO FIRE, FLOOD, EPIDEMIC, EARTHQUAKE, ENVIRONMENTAL DAMAGE, ACT OF GOD, LIGHTNING, PUBLLIC POWER FAILURE OR SURGE, EXPLOSION, STRIKE OR OTHER LABOR DISPUTE, RIOT OR CIVIL DISTURBANCE, WAR OR ARMED CONFLICT, OR OTHER GOVERNMENTAL ORDER OR REGULATION, OR ORDER OF ANY COURT OF COMPETENT JURISDICTION, OR ANY OTHER SIMILAR OCCURRENCE NOT WITHIN ITS CONTROL.

17.0. GOVERNING LAW. The parties agree that this Agreement shall be interpreted and construed both as to performance and validity in accordance with and governed by the laws of the domestic laws of the State of Washington even if its choice of law provisions are in conflict with this requirement.

18.0. DISPUTE RESOLUTION; ARBITRATION. The parties agree that all disputes, claims or controversies between them arising out of or relating to this Agreement, and only if good faith attempt at resolution between parties fails, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Decisions of the arbitration panel shall be based upon Washington State law, and the site of such arbitration shall be in King County, Washington. The arbitration panel shall consist of three arbitrators, one arbitrator to be selected by each party and the third arbitrator to be selected by the other two arbitrators. Any decision rendered by the arbitration panel pursuant to this provision shall be concurred in by a majority of the members of the panel. Judgment may be entered by any court of competent jurisdiction. Arbitration pursuant to this section shall be the exclusive means of resolving any dispute, claim or controversy arising hereunder. Each party shall bear its own costs, including attorneys' fees, in connection with any proceeding brought under this Section.

19.0 REGULATORY APPROVAL. The rights and obligations of the parties hereunder are subject to any regulatory approvals which may be required, and this Agreement may be terminated by either party if any governmental or regulatory agency imposes rules or regulations affecting the relationship between the parties in a material way.

20.0 WAIVER OF BREACH. The failure to enforce or to require the performance at any time of any of the provisions of this Agreement by a party shall not be construed to be a waiver of any other provisions by that party and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision of this Agreement.

21.0 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original, but all of which together shall constitute one and the same instrument.

22.0 PUBLICITY. Each party shall consult with the other before issuing any press release or otherwise making any statements to third parties with respect to this Agreement or the transactions and relationships contemplated hereby and shall not issue any press release or make any such statements prior to obtaining the written consent of the other party, which consent shall not be unreasonably withheld.

23.0 SECTION HEADINGS. The section and sub-section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of any provision of this Agreement.

24.0 AUTHORITY. Each party represents and warrants that it has full power and authority to enter into and perform under this Agreement and that its delivery of this Agreement has been duly authorized by all necessary corporate or other action and that the person signing the Agreement on its behalf is duly
authorized to do so.   Each party further acknowledges that it has read and
understands this Agreement and agrees to be bound by all of its terms, conditions and provisions.

25.0   ENTIRE AGREEMENT; MODIFICATION.   This Agreement and all Exhibits,
Appendices and Attachments hereto constitutes the entire agreement between the parties and supersedes all prior representations, agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. All Recitals, Background and Statements of Purpose are expressly excluded from this Agreement. This Agreement allocates the risks of loss among the parties, which allocation is reflected in the charges and terms and conditions set forth herein. This Agreement may not be released, discharged, amended, or modified in any way except by a writing that expressly refers to this Agreement and is executed by all parties hereto IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

ADVANCE RADIO TELECOM CORPORATION          HARRIS CORPORATION


By: /s/ Charles H. Menatti               By: /s/ J. Michael Slattery
   ________________________                 _________________________

Print                                    Print
Name:  Charles Menatti                   Name:  J. Michael Slattery
      _______________________                  _______________________

Title: V.P. Bus. Development             Title: Division Controller
      ______________________                   ______________________

                            PCS MARKETING AGREEMENT

                             BETWEEN ART AND HARRIS

                               LIST OF EXHIBITS



EXHIBIT A      LIST OF AUTHORIZATIONS UNDER ART'S CONTROL AT 38 GHZ.


EXHIBIT B      LIST OF HARRIS PCS TARGET ACCOUNTS.


EXHIBIT C      HARRIS SALES FORECAST.


EXHIBIT D      OUTLINE OF HARRIS TRAINING ON INSTALLATION AND WORKMANSHIP
               STANDARDS.


EXHIBIT E      DEFINITION OF ART'S INSTALLATION SERVICES, PROCEDURES AND
               SCHEDULE.


EXHIBIT F      DEFINITION OF ART'S NETWORK MONITORING SERVICES AND PROCEDURES.

                                 EXHIBIT A

               LIST OF AUTHORIZATION UNDER ART'S CONTROL AT 38GHZ


MARKET                            CHANNELS
- ------                            --------

1    Albany                       13       NY
2    Albany                       1,14     NY
3    Albuquerque                  2        NM
4    Allentown                    1,14     PA
5    Altoona                      1,14     PA
6    Anchorage                    2        AK
7    Atlanta                      1        GA
8    Austin                       2        TX
9    Baltimore                    6        MD
10   Baltimore                    1,14     MD
11   Baton Rouge                  2        LA
12   Billings                     1        MT
13   Binghamton                   1,14     NY
14   Birmingham                   4        AL
15   Boston (No.)                 1,14     MA
16   Boston (So.)                 1,14     MA
17   Bridgeport                   1,14     NH
18   Buffalo                      10       NY
19   Buffalo                      1,14     NY
20   Canton                       2        OH
21   Charleston                   4        SC
22   Charleston                   1        WV
23   Chicago                      1        IL
24   Cincinnati                   6        OH
25   Cleveland                    1        OH
26   Columbus                     6        OH
27   Corning                      1,14     NY
28   Dallas                       1        TX
29   Dayton                       6        OH
30   Denver                       1        CO
31   Des Moines                   5        IA
32   Eugene                       3        OR
33   Eureka                       4        CA
34   Fairbanks                    4        AK
35   Grand Rapids                 7        MI
36   Greensboro                   14       NC
37   Harris                       1,14     PA
38   Hartford                     2        CT
39   Hartford                     1,14     CT

                                      EXHIBIT A
                                       Page 2


40   Honolulu                     4        HI
41   Houston                      1        TX
42   Huntington                   2        WV
43   Indianapolis                 2        IN
44   Jackson                      4        MS
45   Jackson                      14       MS
46   Juneau                       6        AK
47   Kansas City                  1        MO
48   Kingston                     1,14     NY
49   Knoxville                    8        TN
50   Las Vegas                    4        NV
51   Lincoln                      4        NE
52   Lorain                       1        OH
53   Louisville                   6        KY
54   Madison                      2        WI
55   Memphis                      2        TN
56   Miami                        1        FL
57   Minneapolis                  6        MN
58   Mobile                       8        AL
59   Nashville                    12       TN
60   New Orleans                  1        LA
61   New York  - Long Island      1,14     NY
62   New York (Manhattan)         13       NY
63   New York (North)             1,14     NY
64   New York (South)             1,14     NY
65   Newark North                 1,14     NJ
66   Newark South                 1,14     NJ
67   Norfolk                      4        VA
68   Oklahoma City                1        OK
69   Ogden                        4        UT
70   Pensacola                    3        FL
71   Philadelphia                 1,14     PA
72   Phoenix                      1        AZ
73   Pittsburgh                   1,14     PA
74   Portland                     2        OR
75   Providence                   1,14     RI
76   Reno                         1        NV
77   Richmond                     4        VA
78   Rochester                    2        NY
79   Rochester                    1,14     NY

                                      EXHIBIT A
                                       Page 3

80   Sacramento                   9        CA
81   Salt Lake City               1        UT
82   San Antonio                  11       TX
83   San Diego                    6        CA
84   San Jose                     9        CA
85   Scranton                     3        PA
86   Scranton                     1,14     PA
87   Seattle                      1        WA
88   Shreveport                   1        LA
89   Spokane                      4        WA
90   Springfield                  1,14     MA
91   St. Louis                    1        MO
92   Stamford                     1,14     CT
93   Syracuse                     1,14     NY
94   Tacoma                       1        WA
95   Trenton                      1,14     NJ
96   Tucson                       1        AZ
97   Utica-Rome                   1,14     NY
98   Washington                   6        DC
99   Washington                   1,14     DC
100  White                        1,14     NY
101  Wichita                      3        KS
102  Wilmington                   3        DE
103  Wilmington                   1,14     DE
104  Worcester                    1,14     MA
105  York                         1        PA

                                    EXHIBIT A

                         STOCK OPTION VESTING SCHEDULE


                Shares Covered                        Date of
                   by Option                          Vesting
                --------------                        -------

                    100,000                        April 26, 1996

                    100,000                        April 26, 1997

                    100,000                        April 26, 1998

               [Exhibits B, C, D, E and F omitted due to
                     to confidential treatement]